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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP
 RELATING TO THE CONSOLIDATED FINANCIAL STATEMENTS OF NATIONAL CITY CORPORATION


     We consent to the reference to our firm under the caption "Experts" in the amended Registration Statement (Form S-4/A No. 333-113888) and related Proxy Statement/Prospectus of National City Corporation for the registration of its common shares to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of February 16, 2004, between National City Corporation and Provident Financial Group, Inc., and to the incorporation by reference therein of our Report on Consolidated Financial Statements of National City Corporation dated January 29, 2004 with respect to the consolidated financial statements of National City Corporation and subsidiaries, and our Report on Internal Control dated January 29, 2004 with respect to management's assertion on internal control over financial reporting as of December 31, 2003 included in the Report of Management on Internal Control included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Cleveland, Ohio
April 1, 2004